EXHIBIT 10.2

                           STOCK REDEMPTION AGREEMENT


     THIS STOCK REDEMPTION AGREEMENT, made and entered into as of the date set forth below, by and between Berens Industries, Inc., a Nevada corporation (hereinafter referred to as "Buyer") and Yolana Partnership, Ltd, a Texas limited partnership (hereinafter referred to as the "Seller').

                               W I T N E S S E T H

     WHEREAS, the Seller owns 16400,000 shares of the outstanding shares of common stock of the Buyer; and

     WHEREAS, the Seller still owes $350,000 for 7,000,0410 shares which it owns; and

     WHERAS, the Seller desires to sell and return 7,0011,000 shares of such common stock (the "Shares") to Buyer and Buyer desires to purchase and redeem the Shares on the terms and subject to the conditions set forth herein;

     NOW THERFFORE, in consideration of the promises and the mutual covenants act forth below and other good and valuable consideration, the receipt and adequacy of which arc hereby acknowledged, and intending to be legally bound, the parties hereto do hereby a3ree as follows:

1.   PURCHASE  AND  SALE  OP  SHARES

     1.01 Purchase and Sale of Shares. Subject to the term; and conditions set forth herein, effective the date on which all transactions described herein are completed and closed (the "Closing Date') Seller shall sell to the Buyer, and the Buyer shall purchase and redeem from Seller the Shares. Seller shall transfer all of its right, title, and interest in and to the Shares being conveyed by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     1.02 Purchase Price. The purchase price of the Sharer (hereinafter referred to as the "Purchase Price") shall be the cancellation of a subscription receivable in the amount of $350,000.

2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER

     2.01 Brokers. Seller has not made any agreement for arrangement which would result in any broker, tinder, agent or other poison or entity having any claim for any fee, commission, or payment against Buyer or Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     2.02 Ownership of Shares. Seller is the record and beneficial owners of all of the Shares and has good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares. Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

     2.03 Authorization, etc. Seller has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Seller.


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     2.04     No  Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of Seller is required for seller to execute and deliver this Agreement and perform its obligations hereunder.

3.   RESENTATIONS  AND  WAR1ANTIES  OF  BUYER

     Buyer hereby represents and warrants to, and agrees with, the Seller as follows:


     3.01 Brokers. Buyer has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     3.02 Authorization, etc. Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     3.03 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.


4.   INDEMNIFICATION

     4.01 Buyer's Claims. The Seller shall indemnify and hold harmless Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, and affiliates against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of any breach of any of the representations or warranties made in this Agreement by the Sellers (hereinafter referred to as a "Claim" or "Claims").

     4.02 Seller's Claims. Buyer shall indemnify and hold harmless Seller and its assigns, agents, and affiliates against any and all damages, claims, leases, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Seller, which may arise out of any breach of my of the representations or warranties made in this Agreement by Buyer, and for any liabilities or obligations of the Buyer now existing or arising hereafter.


5.   MISCELLANEOUS

     5.01 Future Assistance. Each party hereto shall assist the others in fulfilling the intent and purposes of this Agreement and shall take all such further action as shall be reasonably necessary to effectively convey the Shares to Buyer and allow far the timely reporting of the transaction to all governmental and taxing authorities.

     5.02 Other Documents. This Agreement is being closed simultaneously with the following additional agreements: Stock Purchase Agreement among this Buyer and SOLIS; the Asset Purchase Agreement by and between Buyer and Crescent Services Corporation; and the Escrow Agreement by and between Buyer and Seller.


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     5.03     Expenses.  Each  party  hereto  will  pay  its  own  expenses  in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Seller shall not charge any such expenses to the Buyer.


     5.04 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto.

     5.05 Certain Rules of Interpretation. Any information disclosed in any schedule attached hereto or any certificate furnished in connection herewith shall be deemed disclosed wherever otherwise required, and for all purposes, under this Agreement, whether or not specific reference was made thereto. Inclusion of any information in a schedule or exhibit shall not be deemed an admission as to the materiality of such information or otherwise alter or affect the provisions of the representation or warranty to which the schedule or exhibit relates.

     5.06 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     5.07 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

     5.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not ho modified or amended except in writing.

     5.09 Counterparts. This Agreement, including all agreements executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.10     Time.  Time  is  of  the  essence  of  this  Agreement.


     IN WITNESS WHEREOF, the Seller and the Buyer has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.



BUYER:                                      SELLER:

BERENS  INDUSTRIES,  INC.                   YOLANA  PARTNERSHIP,  LTD.
                                            Simkeva, Inc., as General Partner


By:  Marc  I.  Berens                       By:  Jeff  Hansen
    --------------------------              ------------------------------------
     Marc I. Berens, President                   Jeff Hansen, President


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